Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-199577) pertaining to the 2013 Equity Incentive Plan and 2014 Restricted Shares Plan of Cheetah Mobile Inc., and

(2) Registration Statement (Form S-8 No. 333-272435) pertaining to the 2023 Share Incentive Plan of Cheetah Mobile Inc.;

of our report dated July 26, 2022, with respect to the consolidated financial statements of Cheetah Mobile Inc. included in this Annual Report (Form 20-F) of Cheetah Mobile Inc. for the year ended December 31, 2023.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 18, 2024